       THIS DOCUMENT IS A COPY OF THE EXHIBIT FILED ON OCTOBER 24, 1996
             PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION.

                              AMENDED AND RESTATED
                                 PROMISSORY NOTE
                                 ---------------

$4,500,000.00                                                 Syracuse, New York
                                                                   October, 1995


     For Value Received, DELTA COMPUTEC INC., and DELTA DATA NET, INC., each of which is a New York corporation with its principal office at 366 White Spruce Boulevard, Rochester, NY 14623 (collectively, Borrower"), jointly and severally promise to pay to the order of NATIONAL CANADA FINANCE CORPORATION ("Lender") in lawful money of the United States of America, at its office located at Suite 2540, Main Place Tower, 250 Main Street, Buffalo, New York 14202 or, at Lender's option, at such other place as may be designated from time to time by the lender, a principal amount equal to the lesser of FOUR MILLION FIVE HUNDRED THOUSAND DOLLARS ($4,500,000.00), or the aggregate unpaid principal amount of all loans made by the Lender under a Credit Agreement ("Agreement") between the borrower and the Lender dated April 1, 1994, as amended, together with interest thereon.

     This Note is intended to evidence "Revolving Credit Loans" made pursuant to a Revolving Credit Facility under Section 2 of the Agreement, and "Overadvances" made under the NCFC Overadvance Facility under Section 9 of the Agreement. In this Note loans under either facility are sometimes referred to collectively as "Loans."

     All Overadvances, with accrued interest thereon, shall be paid in full on or before April 30, 1996 (the "Overadvance Maturity Date"). All Revolving Credit Loans, with accrued interest thereon, shall be paid in full on or before April 30, 1997 ("Revolving Credit Maturity Date").

     Loans evidenced by this Note shall bear interest from the date hereof until maturity (whether by acceleration or otherwise) on the balance of principal thereof from time to time unpaid at a rate per annum which are stipulated in the Credit Agreement as amended from time to time. After Maturity (whether by acceleration or otherwise) this note shall bear interest on the unpaid principal hereof at a rate per annum equal to 4.0% in excess of the Prime Rate, in the case of Revolving Credit Loans, and at a rate per annum equal to 5.0% in excess of the Prime Rate in the case of overadvances, provided, however, in no event shall the rate of interest on this Note exceed the Maximum rate authorized by applicable law. Interest shall be calculated on the basis of one three hundred sixtieth (1/360th) of the rate hereon for each calendar day such balance of principle is unpaid, which will result in a higher effective annual rate. Interest shall be payable monthly on the first day of each month until the applicable Maturity Date and on the date the principle balance hereof is paid in full. The rate of interest on this Note shall change simultaneously with a corresponding change in the Prime Rate. The Prime Rate means the National Bank of Canada prime rate as announced in the United States as it may change from time to time.


                                                             Page 3 of 207 Pages
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     The Lender's  records shall  constitute  prima facie evidence of all loans, and of all payments on this note.

     No failure by Lender to exercise, and no delay in exercising, any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by lender of any right or power hereunder preclude any other rights or power. The rights and remedies of Lender as herein specified are cumulative and not exclusive of any other rights or remedies of Lender may otherwise have.

     No Modification, rescission, waiver, release or amendment of any provision of this Note shall be made expect by written agreement subscribed by duly authorized officers of the Company and the lender.

     Reference is hereby made to the Agreement for provisions with respect to prepayment, collateral and rights of acceleration of the principal hereof on the occurrence of certain events.

     Borrower agrees to pay all reasonable costs and expenses incurred by the holder in enforcing this Note or in collecting the indebtedness evidenced hereby, including, without limitation, if the holder retains counsel for any such purpose, reasonable attorney' fees and expenses.

     Borrower hereby waives diligence, presentment, protest and demand, and also notice of protest, demand, dishonor and nonpayment of this Note.

     This Note shall be construed under and governed by the internal laws of the State of New York in effect from time to time without regard to principles of conflicts of laws.

     The obligations of the undersigned under this Note are joint and several.

     This Note amends and restates a Promissory Note executed by Borrower on April 1, 1994, and as previously amended and restated on November 17, 1994.


                                              DELTA COMUTEC INC.

                                              By:________________________
                                                       John DeVito, President


                                              DELTA DATA NET, INC.

                                              By:_________________________
                                                       John DeVito, President

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                                                             Page 4 of 207 Pages